Exhibit 99.1

Sorrento Therapeutics Closes Acquisition of Scilex

•	FDA Feedback Provides Clear Guidance for ZTLido™ NDA Resubmission

•	Itochu Corporation of Japan Partners with Sorrento on Scilex Ownership

SAN DIEGO, November 8, 2016 – Sorrento Therapeutics, Inc. (NASDAQ: SRNE; “Sorrento”) and Scilex Pharmaceuticals Inc. (“SCILEX”) announced today the closing of a transaction by which Sorrento acquired a majority of SCILEX. Sorrento acquired approximately 72% of the outstanding common stock of SCILEX for a net purchase price of up to approximately $47.6 million, payable in a combination of cash and shares of Sorrento common stock. Further, the U.S. Food & Drug Administration (“FDA”) recently provided clear feedback related to the resubmission of the new drug application (“NDA”) for SCILEX’s lead product candidate, ZTlido™ (lidocaine patch 1.8%), a branded lidocaine patch formulation being developed for the treatment of postherpetic neuralgia, the chronic pain that sometimes develops with shingles.

As previously announced by Sorrento on August 8, 2016, Scintilla Pharmaceuticals, Inc., a subsidiary of Sorrento (“Scintilla”), and SCILEX entered into a binding term sheet setting forth the terms and conditions by which Scintilla would purchase all of the issued and outstanding equity of SCILEX. Scintilla and SCILEX agreed to terminate the binding term sheet on November 8, 2016. Scintilla remains committed to combining its lead program, resiniferatoxin (“RTX”), for the treatment of intractable cancer pain, with the products of Semnur Pharmaceuticals, Inc., for which a separate previously announced binding term sheet and acquisition process is moving forward towards closure prior to the end of 2016.

The maximum consideration payable by Sorrento for the acquisition of approximately 72% of the outstanding capital stock of SCILEX is approximately $47.6 million. Of this maximum consideration, 10% was paid by Sorrento at closing in Sorrento common stock (for an aggregate issuance of 752,481 shares of Sorrento common stock based on a $6.33 per share price), 10% will be paid in Sorrento common stock upon the resubmission of the NDA for the ZTlido™ product for the treatment of postherpetic neuralgia with the FDA, and the remaining 80% will be paid in either cash or Sorrento common stock or in a combination of cash and Sorrento common stock upon FDA approval of the NDA. The number of shares issuable upon the resubmission of the NDA will be determined using the market price per share of Sorrento common stock on the date of such resubmission and the number of shares issuable upon FDA approval of the NDA will be determined using the market price per share of Sorrento common stock on the date of such approval; however, in either case the calculation of the number of shares issuable will not use a price per share that is less than $6.33 or greater than $25.32. ITOCHU CHEMICAL FRONTIER Corporation (“ICF”), a member of ITOCHU Corporation (ITOCHU), a Fortune Global 500 company and one of the three leading sogo shosha (general trading companies) in Japan, is continuing as an approximate 23% owner of SCILEX.

SCILEX filed the initial NDA for ZTlido™ in July 2015. The SCILEX team met with the FDA in late August 2016 and, based on that feedback has a clear plan for NDA re-submission with a potential FDA action date in the second half of 2017. In addition to ZTlido™, the SCILEX pipeline includes line extensions of ZTlido™ as well as the exploration of other novel patch technologies.

“The acquisition of a majority of SCILEX significantly enhances Sorrento’s late stage pipeline and footprint in the treatment of acute and chronic inflammation and pain. We are very pleased with FDA’s recent guidance relating to SCILEX’s lead product ZTlido™ and believe that we have been provided a clear path to near term resubmission.” said Dr. Henry Ji, President and CEO of Sorrento. Dr. Ji added, “Through this acquisition, we have also fostered a strong relationship with Itochu Corporation, a leading Japanese company with $45 billion in annual revenues. We look forward to working together with our new business partner to drive the future of this franchise.”

“We believe strongly in the value of SCILEX’s cutting edge technology and the commercial potential for ZTlido™”, stated Toshinari Hidekuma, Itochu Chemical Frontier Corporation’s pharmaceutical division director and managing executive officer. “We are excited to join forces with Sorrento to bring SCILEX’s pipeline to the market in the near term”.

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for pain management, cancer, inflammation and autoimmune diseases. Sorrento’s lead product candidates are late-stage biosimilar and biobetter antibodies, as well as clinical CAR-T therapies targeting solid tumors.

About Scilex Pharmaceuticals Inc.

Scilex Pharmaceuticals Inc., located in Malvern, PA, develops and brings branded pharmaceutical products to market using technologies that are designed to maximize quality of life for all. SCILEX is working to deliver the next generation of products that are responsible by design. SCILEX’s lead product candidate under development, ZTlido™ (lidocaine patch 1.8%), is a branded lidocaine patch formulation for the potential treatment of relieving the pain of postherpetic neuralgia, also referred to as after-shingles pain. For more information, visit www.scilexpharma.com. ZTlido™ is a trademark owned by Scilex Pharmaceuticals Inc. A proprietary name review by the FDA is planned.

About Scintilla Pharmaceuticals, Inc.

Scintilla Pharmaceuticals, Inc. is a subsidiary of Sorrento Therapeutics. Scintilla’s lead program is RTX for the treatment of opiate refractory cancer pain. The RTX program has been tested successfully in a Phase 1 - 2 clinical trial, and is scheduled to commence Phase 2 clinical trials in early 2017.

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. is a pharmaceutical company developing an injectable product for the treatment of lower back pain.

About ITOCHU and ICF

The history of ITOCHU Corporation dates back to 1858 when ITOCHU’s founder Chubei Itoh commenced linen trading operations. Since then, ITOCHU has evolved and grown over 150 years. With approximately 120 bases in 63 countries, ITOCHU, one of the leading sogo shosha, is engaging in domestic trading, import/export, and overseas trading of various products such as textile, machinery, metals, minerals, energy, chemicals, food, information and communications technology, realty, general products, insurance, logistics services, construction, and finance, as well as business investment in Japan and overseas. ICF is the core operation company with a mission, as a member of ITOCHU group, to contribute to improvement of the human health and life through its global business dealings in the field of pharmaceuticals, life-science products, performance products, specialty chemicals, and functional polymers.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the timing and potential benefits of the SCILEX transaction; the pending acquisition of Semnur by Scintilla; the expected timing for closing the acquisition of Semnur by Scintilla; the timing and outcomes of clinical trials and FDA actions and approvals for the RTX program and ZTlido™; statements regarding the timing for re-submitting an NDA for the ZTlido™ product candidate, as well as the potential timing for approval of the NDA; expectations regarding Scintilla’s and SCILEX’s technologies; expectations for Sorrento’s and its subsidiaries’ technologies and collaborations; and Scintilla’s and SCILEX’s prospects. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento’s and its subsidiaries’ technologies and prospects; risks related to ZTlido™; risks related to the completion of the proposed acquisition of Semnur by Scintilla; risks related to seeking regulatory approvals and conducting clinical trials; and other risks that are described in Sorrento’s most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

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SOURCE: Sorrento Therapeutics, Inc.

© 2016 Sorrento Therapeutics, Inc. All Rights Reserved.

Contacts:

Henry Ji, Ph.D.

President & Chief Executive Officer

Tel: (858) 668-6923

hji@sorrentotherapeutics.com

Kevin Herde

Executive Vice President & Chief Financial Officer

Tel: (858) 210-3736

kherde@sorrentotherapeutics.com